[Graphic Omitted] NCO(SM)
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      GROUP

                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE

                    NCO GROUP ANNOUNCES THIRD QUARTER RESULTS
               OF $0.24 PER DILUTED SHARE, NET OF SPECIAL CHARGES
              AND START-UP COSTS OF SEVERAL LARGE CRM OPPORTUNITIES

HORSHAM, PA, NOVEMBER 7, 2005 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ: NCOG), a leading provider of business process outsourcing services, announced today that during the third quarter of 2005, it reported net income of $7.6 million, or $0.24 per diluted share, as compared to net income of $13.3 million, or $0.39 per diluted share, in the third quarter of 2004. These results are net of $3.5 million of charges associated with the previously announced restructuring of the Company's legacy ARM operations, integration of the Company's recently announced acquisitions and the impact of the hurricanes in the Gulf Coast region. The quarterly results are also net of start-up costs associated with several new large opportunities in the Company's CRM division.

NCO is organized into four divisions that include Accounts Receivable Management North America ("ARM North America"), Customer Relationship Management ("CRM"), Portfolio Management, and Accounts Receivable Management International ("ARM International").

Overall revenue in the third quarter of 2005 was $246.3 million, an increase of 0.1%, or $278,000, from revenue of $246.0 million in the third quarter of 2004. Included in ARM North America's revenue for the third quarter of 2005, was $21.2 million of inter-company revenue from Portfolio Management and included in ARM International's revenue was $71,000 of inter-company revenue from Portfolio Management. Included in ARM North America's revenue for the third quarter of 2004 was $16.1 million of inter-company revenue from Portfolio Management and included in ARM International's revenue was $99,000 of inter-company revenue from Portfolio Management. All inter-company revenue is eliminated in consolidation.

For the third quarter of 2005, ARM North America's revenue was $186.8 million as compared to $179.8 million in the third quarter of 2004. During the quarter, this division's revenue was affected by several factors. Hurricanes Katrina and Rita caused a loss in revenue of approximately $2.5 million due to downtime in two call centers that are located in the affected areas and the Company-wide suspension of collection efforts into the affected areas. In addition, the Company experienced deterioration in the amount of payments it received from consumers, which the Company believes is consistent with the effects of higher than expected fuel costs on the broader economy. Partially offsetting these factors was $9.7 million of revenue attributable to the acquisition of Risk Management Alternatives ("RMA"), which was completed on September 12, 2005. In addition to the effects on profitability associated with lower than expected revenue, this division recorded approximately $3.0 million of restructuring charges and costs associated with integration of the Company's recent acquisitions, as well as approximately $470,000 of direct costs associated with the relocation and housing of our employees displaced by Hurricane Katrina. The Company expects to incur a total of approximately $20.0 million to $25.0 million of additional restructuring charges during the fourth quarter of 2005 and in the first quarter of 2006.

For the third quarter of 2005, CRM's revenue was $44.9 million as compared to $52.8 million in the third quarter of 2004. This reduction was primarily attributable to client transitions where we ceased providing certain services to a major client that decided to exit the consumer long-distance space due to a change in telecommunications laws. During the second and third quarters of 2005, this division began the deployment of several new client opportunities including its largest client to date in the CRM division, which has the potential to produce annual revenue of approximately $100.0 million. These new client contracts, which have begun to ramp-up in the third quarter of 2005, are expected to more than offset the revenue losses. While these new contracts will allow this division to expand its revenue base in 2006, the deployment of large numbers of seats on an expedited schedule adversely impacts near-term earnings due to incremental operating expenses related to the implementation of these new business opportunities.

For the third quarter of 2005, Portfolio Management's revenue was approximately $32.3 million compared to $26.3 million in the third quarter of 2004. During the quarter, this division purchased accounts receivable with a face value of $17.4 billion for a total price of $128.1 million, including portfolio assets acquired as part of two business combinations. The Company believes that this division is well positioned for long-term growth in its legacy markets, as well as the new markets opened as a result of the recent business combinations.

For the third quarter of 2005 ARM International had revenue of approximately $3.5 million compared to $3.3 million in the third quarter of 2004. The acquisition of the international operations of RMA added approximately $550,000 of revenue during the third quarter of 2005.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "The third quarter was more difficult than originally anticipated primarily as a result of the Gulf storms and the effects of rising fuel costs on consumer discretionary spending. While these factors adversely affect our near-term earnings, we believe the positive business developments of the quarter meaningfully outweigh the near-term effects of these issues. In our ARM business, we began the integration of the RMA acquisition and the closure of several redundant legacy NCO sites. The net effect of this transition will be an increase in the scale of our ARM business by approximately 20 percent with minimal increase in our back office expenses. In our CRM business, we began the deployment of our largest client to date and the process of hiring and training staff in order to capitalize on this opportunity. We believe these two accomplishments in conjunction with the continued strong results within our Portfolio Management division will position us well as we enter 2006 in our core markets and create a position of strength from which we can explore other opportunities within the broader BPO space."

For the fourth quarter of 2005 NCO currently anticipates fully diluted earnings per share between $0.10 and $0.16. This range includes the effects of approximately $10.5 million, or $0.18 per diluted share, of restructuring and integration costs, as well as the costs associated with the continuing implementation of new contracts in our CRM division.

NCO will host an investor conference call on Tuesday, November 8, 2005, at 10:00 a.m., ET, to address the items discussed in the press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing 888-209-7450 (domestic callers) or 706-643-7734 (international callers) and providing the pass code 2061098. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing 800-642-1687 (domestic callers) or 706-645-9291 (international callers) and providing the pass code 2061098. A transcript of the conference call will also be available on NCO's website (www.ncogroup.com) and will be furnished to the SEC in a Report on Form 8-K.

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through approximately 100 offices in the United States, Canada, the United Kingdom, India, the Philippines, the Caribbean and Panama.

For further information:

AT NCO GROUP, INC.
Investor Relations
(215) 441-3000
www.ncogroup.com
                 ______________________________________________

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements concerning strategic initiatives, statements as to the economy and its effects on NCO's business, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions or that the restructuring charges will be greater than anticipated, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, including the acquisition of Risk Management Alternatives, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2004, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
                 ______________________________________________

                                 NCO GROUP, INC.
                        UNAUDITED SELECTED FINANCIAL DATA
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

STATEMENTS OF INCOME:
                                                           FOR THE THREE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                            SEPTEMBER 30,
                                                     ---------------------------------------     ---------------------------------
                                                           2005                 2004                  2005              2004
                                                     ------------------   ------------------     ---------------    --------------

Revenue                                                      $ 246,324            $ 246,046           $ 753,858         $ 702,532

Operating costs and expenses:
       Payroll and related expenses                            126,900              125,287             377,155           349,149
       Selling, general and admin. expenses                     92,418               84,688             276,768           245,085
       Restructuring charge                                      2,442                    -               2,442                 -
       Depreciation and amortization expense                    11,318               10,480              32,996            29,405
                                                         --------------       --------------       -------------      ------------
                                                               233,078              220,455             689,361           623,639
                                                         --------------       --------------       -------------      ------------
Income from operations                                          13,246               25,591              64,497            78,893

Other income (expense):
       Interest and investment income                              884                  767               2,344             2,362
       Interest expense                                         (5,535)              (5,339)            (15,577)          (15,883)
       Other income (expense)                                    3,362                 (174)              8,118               447
                                                         --------------       --------------       -------------      ------------
                                                                (1,289)              (4,746)             (5,115)          (13,074)
                                                         --------------       --------------       -------------      ------------
Income before income taxes                                      11,957               20,845              59,382            65,819

Income tax expense                                               3,975                7,592              21,993            25,558
                                                         --------------       --------------       -------------      ------------

Income before minority interest                                  7,982               13,253              37,389            40,261

Minority interest                                                 (361)                   -                (370)             (606)
                                                         --------------       --------------       -------------      ------------

Net income                                                   $   7,621            $  13,253           $  37,019         $  39,655
                                                         ==============       ==============       =============      ============

Net income per share:
       Basic                                                 $    0.24            $    0.42           $    1.15         $    1.33
                                                         ==============       ==============       =============      ============
       Diluted                                               $    0.24            $    0.39           $    1.10         $    1.24
                                                         ==============       ==============       =============      ============

Weighted average shares outstanding:
       Basic                                                    32,145               31,919              32,109            29,849
       Diluted                                                  32,455               36,257              36,174            34,071


SELECTED BALANCE SHEET INFORMATION:
                                                               AS OF               AS OF
                                                           SEPTEMBER 30,         DECEMBER 31,
                                                               2005                 2004
                                                           -------------         ------------

Cash and cash equivalents                                   $   38,610           $   26,334
Current assets                                                 337,415              248,916
Total assets                                                 1,328,351            1,113,889

Current liabilities                                            180,404              175,369
Long-term debt, net of current portion                         315,995              186,339
Shareholders' equity                                           736,002              695,601

                                 NCO GROUP, INC.
                    UNAUDITED SELECTED SEGMENT FINANCIAL DATA
                                 (IN THOUSANDS)

                                                            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005
                                          -----------------------------------------------------------------------------------------
                                            ARM NORTH                   PORTFOLIO         ARM        INTERCOMPANY
                                             AMERICA        CRM         MANAGEMENT   INTERNATIONAL  ELIMINATIONS (1)   CONSOLIDATED
                                          -----------    ----------    -----------   -------------  ----------------   ------------
Revenue                                    $ 186,822      $ 44,926       $ 32,293         $ 3,513         $ (21,230)     $ 246,324

Operating costs and expenses:
  Payroll and related expenses                88,112        35,159          1,460           2,169                 -        126,900
  Selling, general and admin. expenses        80,916         9,188         22,465           1,079           (21,230)        92,418
  Restructuring charge                         2,442             -              -               -                 -          2,442
  Depreciation and amortization expense        6,858         4,050            233             177                 -         11,318
                                          -----------    ----------    -----------     -----------     -------------    -----------
                                             178,328        48,397         24,158           3,425           (21,230)       233,078
                                          -----------    ----------    -----------     -----------     -------------    -----------

Income (loss) from operations              $   8,494      $ (3,471)      $  8,135         $    88         $       -       $ 13,246
                                          ===========    ==========    ===========     ===========     =============    ===========

                                                            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2004
                                          -----------------------------------------------------------------------------------------
                                           ARM NORTH                   PORTFOLIO         ARM         INTERCOMPANY
                                            AMERICA         CRM        MANAGEMENT    INTERNATIONAL  ELIMINATIONS (1)   CONSOLIDATED
                                          -----------    ----------    -----------   -------------  ----------------   ------------
Revenue                                    $ 179,809      $ 52,794       $ 26,334         $ 3,287         $ (16,178)     $ 246,046

Operating costs and expenses:
  Payroll and related expenses                85,239        37,634            482           1,932                 -        125,287
  Selling, general and admin. expenses        74,073         9,093         16,708             992           (16,178)        84,688
  Depreciation and amortization expense        7,443         2,831             78             128                 -         10,480
                                          -----------    ----------    -----------     -----------     -------------    -----------
                                             166,755        49,558         17,268           3,052           (16,178)       220,455
                                          -----------    ----------    -----------     -----------     -------------    -----------

Income from operations                     $  13,054      $  3,236       $  9,066         $   235         $       -       $ 25,591
                                          ===========    ==========    ===========     ===========     =============    ===========

(1) Represents the elimination of intercompany revenue for accounts receivable management services provided by ARM North America and ARM International to Portfolio Management.